Third Quarter 2015 Earnings Conference Call October 22, 2015

© 2015 Ryder System, Inc. All Rights Reserved. Safe Harbor and Non-GAAP Financial Measures 2 Certain statements and information included in this presentation are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995, including our expectations regarding earnings performance, revenue growth in our business segments, fleet growth, performance in our product lines, expansion of on-demand maintenance, demand and pricing trends in commercial rental and used vehicle sales, return on capital spread and anticipated resumption of our share repurchase program. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, lower than expected lease sales, decreases in commercial rental demand or poor acceptance of rental pricing, our ability to return out of service vehicles to the fleet in the fourth quarter, availability of rental vehicles to meet demand and availability of labor to maintain our fleet at normalized levels, fluctuations in market demand for used vehicles impacting current pricing and our anticipated proportion of retail versus wholesale sales, lack of customer demand for on-demand maintenance, higher than expected maintenance costs from new engine technology or due to lower than expected benefits from maintenance initiatives and a newer fleet, setbacks in the economic recovery, decreases in freight demand or volumes, poor operational execution particularly with start-ups and new product launches, our ability to obtain adequate profit margins for our services, our inability to maintain current pricing levels due to soft economic conditions, slower than expected economic recovery in the U.K., business interruptions or expenditures due to severe weather or natural occurrences, competition from other service providers and new entrants, customer retention levels, loss of key customers, driver and technician shortages resulting in higher procurement costs and turnover rates, unexpected bad debt reserves or write-offs, changes in customers’ business environments that will limit their ability to commit to long-term vehicle leases, a decrease in credit ratings, increased debt costs, adequacy of accounting estimates, reserves and accruals particularly with respect to pension, taxes, depreciation, insurance and revenue, sudden or unusual changes in fuel prices, unanticipated currency exchange rate fluctuations, our ability to manage our cost structure, and the risks described in our filings with the Securities and Exchange Commission. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. This presentation includes certain non-GAAP financial measures as defined under SEC rules, including operating revenue, operating revenue growth excluding foreign exchange, comparable earnings and earnings per share, comparable earnings per share forecast, comparable earnings before income tax, comparable tax rate, adjusted return on capital (and return on capital spread), total cash generated, free cash flow, and the ratios based on these financial measures. Refer to Appendix – Non-GAAP Financial Measures for more information about the non-GAAP financial measures contained in this presentation. Additional information as required by Regulation G regarding non-GAAP financial measures can be found in our most recent Form 10-K, Form 10-Q and our Form 8-K filed as of the date of this presentation with the SEC, which are available at http://investors.ryder.com. Beginning in 2015, in addition to excluding Fleet Management Solutions (FMS) fuel services revenue and subcontracted transportation from the calculation of operating revenue, we also exclude Supply Chain Solutions (SCS) and Dedicated Transportation Solutions (DTS) fuel costs billed to our customers.

© 2015 Ryder System, Inc. All Rights Reserved. Contents 3 ► Third Quarter 2015 Results Overview ►Asset Management Update ► Earnings Forecast ► Q & A

© 2015 Ryder System, Inc. All Rights Reserved. 3rd Quarter Results Overview 4 ► Comparable earnings per share from continuing operations were $1.74 vs. $1.63 in 3Q14 ► Earnings per diluted share from continuing operations were $1.70 in 3Q15 vs. $1.58 in 3Q14 – 3Q15 and 3Q14 included non-operating pension costs of $0.05 and $0.03, respectively ► Operating revenue increased 6% (up 8% excluding foreign exchange) and total revenue decreased 1% vs. prior year – Total revenue declined due to lower fuel costs passed through to customers, as well as foreign exchange

© 2015 Ryder System, Inc. All Rights Reserved. Key Financial Statistics 5 Third Quarter ($ Millions, Except Per Share Amounts) Note: Amounts throughout presentation may not be additive due to rounding. Operating Revenue Fuel and Subcontracted Transportation Total Revenue Comparable Earnings Per Share from Continuing Operations Earnings Per Share from Continuing Operations 2015 2014 % B/(W) 1,426.5$ 1,344.5$ 6% 242.6 342.7 (29)% 1,669.1$ 1,687.2$ (1)% 1.74$ 1.63$ 7% 1.70$ 1.58$ 8% Memo: Average Shares (Millions) - Diluted Comparable Tax Rate from Continuing Operations Tax Rate from Continuing Operations 53.3 53.0 35.3% 35.4% 35.1% 35.3%

© 2015 Ryder System, Inc. All Rights Reserved. Key Financial Statistics 6 Year-To-Date ($ Millions, Except Per Share Amounts) Operating Revenue Fuel and Subcontracted Transportation Total Revenue Comparable Earnings Per Share from Continuing Operations Earnings Per Share from Continuing Operations 2015 2014 % B/(W) 4,119.4$ 3,902.9$ 6% 779.8 1,079.6 (28)% 4,899.2$ 4,982.5$ (2)% 4.47$ 3.98$ 12% 4.31$ 3.92$ 10% Memo: Average Shares (Millions) - Diluted Comparable Tax Rate from Continuing Operations Tax Rate from Continuing Operations Adjusted Return on Capital vs. Cost of Capital (Trailing 12 months) 53.2 53.0 36.4% 36.4% 35.7% 35.7% 1.4% 0.9% Note: Amounts throughout presentation may not be additive due to rounding.

© 2015 Ryder System, Inc. All Rights Reserved. 3rd Quarter Results Overview – FMS 7 ► Fleet Management Solutions (FMS) operating revenue up 6% (up 8% excluding foreign exchange) and total revenue down 2% vs. prior year – Full service lease revenue up 6% (up 8% excluding foreign exchange) – Contract maintenance revenue up 4% – Commercial rental revenue up 7% (up 9% excluding foreign exchange) – Contract-related maintenance revenue up 5% – Total revenue declined due to lower fuel costs passed through to customers, partially offset by higher operating revenue ► FMS earnings increased due to higher full service lease results and strong commercial rental performance, partially offset by used vehicle sales results driven by lower volumes and pricing – Favorable lease results benefited from fleet growth and vehicle residual value benefits – Strong rental performance driven by increased demand and pricing in North America ► FMS earnings before tax (EBT) up 5% – FMS EBT percent of operating revenue down 20 basis points to 12.8%

© 2015 Ryder System, Inc. All Rights Reserved. 3rd Quarter Results Overview – DTS 8 ► Dedicated Transportation Solutions (DTS) operating revenue up 9% and total revenue unchanged from prior year – Operating revenue increased due to new business as well as higher volumes and pricing – Total revenue unchanged reflecting lower fuel costs passed through to customers ► DTS earnings increased primarily due to new business and higher pricing, partially offset by higher self-insurance costs ► DTS earnings before tax (EBT) up 12% – DTS EBT percent of operating revenue up 20 basis points to 7.2%

© 2015 Ryder System, Inc. All Rights Reserved. 3rd Quarter Results Overview – SCS 9 ► Supply Chain Solutions (SCS) operating revenue up 5% (up 9% excluding foreign exchange) and total revenue down 1% vs. prior year – Operating revenue increased due to new business, higher pricing and increased volumes – Total revenue decreased as higher operating revenue was more than offset by lower subcontracted transportation costs and lower fuel costs passed through to customers ► SCS earnings increased primarily due to higher operating revenue ► SCS earnings before tax (EBT) up 9% – SCS EBT percent of operating revenue up 30 basis points to 8.3%

© 2015 Ryder System, Inc. All Rights Reserved. Business Segments 10 2015 2014 Operating Revenue: Fleet Management Solutions 988.4$ 931.9$ Dedicated Transportation Solutions 184.2 168.7 Supply Chain Solutions 318.8 304.8 Eliminations (65.0) (60.9) Total 1,426.5$ 1,344.5$ Segment Earnings Before Tax: (1) Fleet Management Solutions 126.4$ 120.9$ Dedicated Transportation Solutions 13.3 11.9 Supply Chain Solutions 26.6 24.3 Eliminations (12.0) (9.6) 154.3 147.5 Central Support Services (Unallocated Share) (10.1) (13.6) Non-operating Pension Costs (4.8) (2.5) Restructuring and Other Charges, Net and Other Items 0.4 (1.8) Earnings Before Income Taxes 139.9 129.6 Provision for Income Taxes (49.1) (45.7) Earnings from Continuing Operations 90.8$ 83.9$ Comparable Earnings from Continuing Operations 93.3$ 86.5$ % B/(W) 2015 2014 6% 1,157.6$ 1,186.9$ 9% 226.9 227.6 5% 387.3 390.2 (7)% (102.7) (117.6) 6% 1,669.1$ 1,687.2$ 5% 12% 9% (25)% 5% 26% (95)% NM 8% (7)% 8% 8% Memo: Total Revenue % B/(W) (2)% - (1)% 13% (1)% (1) Our primary measure of segment financial performance excludes unallocated CSS, non-operating pension costs, restructuring and other charges, net and other items. ($ Millions) Third Quarter

© 2015 Ryder System, Inc. All Rights Reserved. Business Segments 11 2015 2014 Operating Revenue: Fleet Management Solutions 2,846.7$ 2,699.7$ Dedicated Transportation Solutions 526.9 491.9 Supply Chain Solutions 934.3 890.4 Eliminations (188.4) (179.1) Total 4,119.4$ 3,902.9$ Segment Earnings Before Tax: (1) Fleet Management Solutions 338.6$ 311.5$ Dedicated Transportation Solutions 34.7 33.5 Supply Chain Solutions 70.0 55.1 Eliminations (35.1) (29.7) 408.1 370.4 Central Support Services (Unallocated Share) (32.9) (36.5) Non-operating Pension Costs (14.4) (7.3) Restructuring and Other Charges, Net and Other Items (3.3) (1.8) Earnings Before Income Taxes 357.5 324.7 Provision for Income Taxes (127.5) (116.0) Earnings from Continuing Operations 230.1$ 208.7$ Comparable Earnings from Continuing Operations 238.5$ 212.2$ % B/(W) 2015 2014 5% 3,394.1$ 3,503.2$ 7% 663.1 677.5 5% 1,155.3 1,165.2 (5)% (313.3) (363.5) 6% 4,899.2$ 4,982.5$ 9% 3% 27% (18)% 10% 10% (96)% NM 10% (10)% 10% 12% Memo: Total Revenue % B/(W) (3)% (2)% (1)% 14% (2)% (1) Our primary measure of segment financial performance excludes unallocated CSS, non-operating pension costs, restructuring and other charges, net and other items. ($ Millions) Year-To-Date

© 2015 Ryder System, Inc. All Rights Reserved. Capital Expenditures 12 2015 $ 2015 2014 O/(U) 2014 Full Service Lease 1,510$ 1,224$ 286$ Commercial Rental 513 391 122 Operating Property and Equipment 83 122 (39) Gross Capital Expenditures 2,106 1,737 369 Less: Proceeds from Sales (Primarily Revenue Earning Equipment) 321 396 (75) Net Capital Expenditures 1,785$ 1,341$ 444$ Year-To-Date ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Cash Flow from Continuing Operations 13 Year-To-Date ($ Millions) (1) Capital expenditures presented net of changes in accounts payable related to purchases of revenue earning equipment. (2) Free Cash Flow excludes acquisitions and changes in restricted cash. Earnings from Continuing Operations Depreciation Gains on Vehicle Sales, Net Amortization and Other Non-Cash Charges, Net Pension ContributionsSettlement Loss Changes in Working Capital and Deferred Taxes Cash Provided by Operating Activities Proceeds from Sales (Primarily Revenue Earning Equipment) 2015 230$ 838 (92) 62 (30) 62 1,071 321 2014 209$ 781 (97) 51 (69) 106 981 396 Collections of Direct Finance Leases & Other Other, Net Total Cash Generated Capital Expenditures (1) Free Cash Flow (2) 51 - 1,443 2,087 (644)$ 49 (1) 1,424 1,741 (317)$

© 2015 Ryder System, Inc. All Rights Reserved. 272% 227% 260% 279% 250% 0% 50% 100% 150% 200% 250% 300% 12/31/12 12/31/13 12/31/14 9/30/15 Long Term Target Midpoint Pension Impact Debt to Equity Debt to Equity Ratio 14 9/30/15 12/31/14 9/30/14 Total Debt 5,451$ 4,731$ 4,733$ Total Equity (3) 1,952$ 1,819$ 1,982$ Debt to Equity 279% 260% 239% (1) (2) (1) Illustrates impact of accumulated net pension related equity charge on leverage. (2) Represents long term debt to equity target of 225 - 275% while maintaining a solid investment grade rating. (3) Total Equity includes impact of accumulated net pension related equity charge of $577 million as of 9/30/2015, $585 million as of 12/31/2014 and $467 million as of 9/30/2014. ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Contents 15 ► Third Quarter 2015 Results Overview ►Asset Management Update ► Earnings Forecast ► Q & A

© 2015 Ryder System, Inc. All Rights Reserved. ► Units held for sale were 6,100 at quarter end, up from 5,800 units held for sale in the prior year ─ Sequentially from the second quarter, units held for sale increased by 200 units ► The number of used vehicles sold in the third quarter was 4,400, down 12% from the prior year ─ Sequentially from the second quarter, units sold were down 6% ► Proceeds per unit were up 5% for tractors and up 8% for trucks in the third quarter compared with prior year (excluding the impact of exchange rates) ─ Proceeds per unit were down 3% for tractors and down 4% for trucks vs. the second quarter ► Average third quarter total commercial rental fleet was up 7% from the prior year ─ Average commercial rental fleet was up 3% from the second quarter Global Asset Management Update 16

© 2015 Ryder System, Inc. All Rights Reserved. Contents 17 ► Third Quarter 2015 Results Overview ►Asset Management Update ► Earnings Forecast ► Q & A

© 2015 Ryder System, Inc. All Rights Reserved. EPS Forecast – Continuing Operations 18 2015 Comparable EPS Forecast(1) $ 1.72 - 1.82 $ 6.17 - 6.29 2014 Comparable EPS(2) $ 1.59 $ 5.58 Fourth Quarter Full Year ($ Earnings Per Share) (1) 4Q15 Comparable EPS Forecast excludes $0.05 of non-operating pension costs, net. 2015 Comparable EPS Forecast excludes $0.20 of non-operating pension costs, $0.04 of professional fees, a tax law change benefit of $0.03, and a benefit from pension settlement adjustments of $0.01, net, for the full year period. (2) 2014 Comparable EPS for the fourth quarter excluded $1.16 of pension lump sum settlement charges, $0.13 of pension settlement charges, $0.03 of non-operating pension costs, $0.03 of restructuring and other charges, net, and $0.03 of acquisition-related tax adjustment. 2014 Comparable EPS for the full year excludes $1.16 of pension lump sum settlement charges, $0.14 of pension settlement charges, $0.10 of non-operating pension costs, $0.03 of acquisition-related tax adjustment, $0.01 of acquisition transaction costs, $0.03 of restructuring and other charges, net, partially offset by a tax law change benefit of $0.03. ► Full year Comparable EPS forecast is $6.17 - $6.29 ► Current forecast is as follows:

© 2015 Ryder System, Inc. All Rights Reserved. Q&A 19

© 2015 Ryder System, Inc. All Rights Reserved. Appendix 20 Full Service Lease Vehicle Count Business Segment Detail Central Support Services Balance Sheet Adjusted Return on Capital History Asset Management Non-GAAP Financial Measures & Reconciliations

© 2015 Ryder System, Inc. All Rights Reserved. End of Period FSL Fleet (as reported) UK FSL Trailers FSL Fleet - excluding UK Sequential Change FSL Fleet (as reported) UK FSL Trailers FSL Fleet - excluding UK 3Q14 4Q14 1Q15 2Q15 3Q15 123,200 125,500 127,500 128,700 130,600 7,400 4,300 4,400 4,400 4,300 4,300 - 118,900 121,100 123,100 124,400 126,300 7,400 4Q14 O/(U) 3Q14 1Q15 O/(U) 4Q14 2Q15 O/(U) 1Q15 3Q15 O/(U) 2Q15 2,300 2,000 1,200 1,900 100 - (100) - 2,200 2,000 1,300 1,900 3Q15 O/(U) 3Q14 Full Service Lease (FSL) Fleet Count 21 Note: Represents end of period vehicle count.

© 2015 Ryder System, Inc. All Rights Reserved. Fleet Management Solutions (FMS) 22 Revenue 2015 2014 % B/(W) Full Service Lease 609.3$ 575.8$ 6% Contract Maintenance 48.6 46.9 4% Contractual Revenue 657.9 622.7 6% Commercial Rental 250.6 234.2 7% Contract-related Maintenance 59.9 56.8 5% Other 20.0 18.1 10% Operating Revenue 988.4 931.9 6% Fuel Services Revenue 169.2 255.0 (34)% Total Revenue 1,157.6$ 1,186.9$ (2)% Earnings Before Tax Segment Earnings Before Tax (EBT) 126.4$ 120.9$ 5% Segment EBT as % of Total Revenue 10.9% 10.2% Segment EBT as % of Operating Revenue 12.8% 13.0% Third Quarter ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Fleet Management Solutions (FMS) 23 Revenue Full Service Lease Contract Maintenance Contractual Revenue Commercial Rental Contract-related Maintenance Other Operating Revenue Fuel Services Revenue Total Revenue Earnings Before Tax Segment Earnings Before Tax (EBT) Segment EBT as % of Total Revenue Segment EBT as % of Operating Revenue 2015 2014 % B/(W) 1,782.1$ 1,694.1$ 5% 143.6 136.9 5% 1,925.7 1,831.0 5% 694.7 646.1 8% 169.6 169.4 - 56.7 53.2 7% 2,846.7 2,699.7 5% 547.4 803.5 (32)% 3,394.1$ 3,503.2$ (3)% 338.6$ 311.5$ 9% 10.0% 8.9% 11.9% 11.5% Year-To-Date ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Dedicated Transportation Solutions (DTS) 24 ($ Millions) Revenue 2015 2014 Operating Revenue 184.2$ 168.7$ Subcontracted Transportation 13.7 17.1 Fuel Costs 29.0 41.8 Total Revenue 226.9$ 227.6$ Earnings Before Tax Segment Earnings Before Tax (EBT) 13.3$ 11.9$ Segment EBT as % of Total Revenue 5.9% 5.2% Segment EBT as % of Operating Revenue 7.2% 7.0% % B/(W) 9% (20)% (31)% - 12% Third Quarter

© 2015 Ryder System, Inc. All Rights Reserved. Dedicated Transportation Solutions (DTS) 25 ($ Millions) Revenue 2015 2014 % B/(W) Operating Revenue 526.9$ 491.9$ 7% Subcontracted Transportation 42.8 56.5 (24)% Fuel Costs 93.4 129.2 (28)% Total Revenue 663.1$ 677.5$ (2)% Earnings Before Tax Segment Earnings Before Tax (EBT) 34.7$ 33.5$ 3% Segment EBT as % of Total Revenue 5.2% 4.9% Segment EBT as % of Operating Revenue 6.6% 6.8% Year-To-Date

© 2015 Ryder System, Inc. All Rights Reserved. Supply Chain Solutions (SCS) 26 ($ Millions) Revenue 2015 2014 Automotive 118.8$ 112.0$ Technology & Healthcare 62.5 60.7 CPG & Retail 109.6 105.5 Industrial & Other 28.0 26.6 Operating Revenue 318.8 304.8 Subcontracted Transportation 54.0 63.7 Fuel Costs 14.6 21.7 Total Revenue 387.3$ 390.2$ Earnings Before Tax Segment Earnings Before Tax (EBT) 26.6$ 24.3$ Segment EBT as % of Total Revenue 6.9% 6.2% Segment EBT as % of Operating Revenue 8.3% 8.0% % B/(W) 6% 3% 4% 5% 5% (15)% (33)% (1)% 9% Third Quarter

© 2015 Ryder System, Inc. All Rights Reserved. Supply Chain Solutions (SCS) 27 ($ Millions) Revenue 2015 2014 % B/(W) Automotive 347.3$ 344.1$ 1% Technology & Healthcare 185.8 168.1 11% CPG & Retail 323.0 299.0 8% Industrial & Other 78.2 79.3 (1)% Operating Revenue 934.3 890.4 5% Subcontracted Transportation 172.0 200.3 (14)% Fuel Costs 49.1 74.5 (34)% Total Revenue 1,155.3$ 1,165.2$ (1)% Earnings Before Tax Segment Earnings Before Tax (EBT) 70.0$ 55.1$ 27% Segment EBT as % of Total Revenue 6.1% 4.7% Segment EBT as % of Operating Revenue 7.5% 6.2% Year-To-Date

© 2015 Ryder System, Inc. All Rights Reserved. Central Support Services (CSS) 28 Third Quarter ($ Millions) 2015 2014 % B/(W) Allocated CSS Costs 52.2$ 48.2$ (8)% Unallocated CSS Costs 10.1 13.6 26% Total CSS Costs 62.3$ 61.8$ (1)%

© 2015 Ryder System, Inc. All Rights Reserved. Central Support Services (CSS) 29 Year-To-Date ($ Millions) 2015 2014 % B/(W) Alloc ed CSS Costs 152.7$ 142.1$ (8)% Unallocated CSS Costs 32.9 36.5 10% Total CSS Costs 185.6$ 178.6$ (4)%

© 2015 Ryder System, Inc. All Rights Reserved. Balance Sheet 30 Current Assets Revenue Earning Equipment, Net Operating Property and Equipment, Net Other Assets Total Assets Current Liabilities Total Debt Other Non-Current Liabilities (including Deferred Income Taxes) Shareholders' Equity Total Liabilities and Shareholders' Equity September 30, December 31, 2015 2014 1,118$ 1,076$ 8,037 7,202 712 700 954 906 10,820$ 9,883$ 1,062$ 1,075$ 5,451 4,731 2,356 2,259 1,952 1,819 10,820$ 9,883$ ($ Millions)

© 2015 Ryder System, Inc. All Rights Reserved. Adjusted Return on Capital History Adjusted Return on Capital (ROC) 6.8% 6.7% 6.6% 6.5% 6.3% 6.1% 5.5% 4.8% 4.8% 4.7% 4.5% 7.8% 7.9% 7.4% 7.3% 4.1% 4.8% 5.7% 5.7% 5.8% 5.8% 6.0% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Forecast Cost of Capital (COC) Return on Equity 14.6% 15.5% 14.2% 11.2% 4.4% 8.4% 11.9% 14.9% 14.9% 11.3% 17.0% Adjusted Total Capital (2) $3.8 $4.2 $4.8 $4.8 $4.2 $4.0 $4.6 $5.2 $5.6 $6.6 $7.1 ROC O/(U) COC 1.0% 1.2% 0.8% 0.8% (2.2)% (1.3)% 0.2% 0.9% 1.0% 1.1% 1.5% 150 bp Spread Targeted (1) 2015 Forecast (1) Includes pension settlement charges of $69M, primarily buyouts, which impacted Return on Equity by 360 basis points. (2) Adjusted Total Capital represents Adjusted Average Total Capital in billions. 31

© 2015 Ryder System, Inc. All Rights Reserved. 3,138 5,255 4,899 4,033 6,752 3,005 3,348 5,119 2,352 3,727 5,557 1,861 3,101 5,008 2,274 2,896 4,646 2,390 2,180 4,028 2,286 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 Redeployments Extensions Early Terminations N u m b e r o f U n i t s 3Q09 YTD 3Q10 YTD 3Q11 YTD 3Q12 YTD 3Q13 YTD 3Q14 YTD 3Q15 YTD Asset Management Update (US Only) (a) Current year statistics may exclude some units due to a lag in reporting (b) Excludes early terminations where customer purchases vehicle (a)(b) Redeployments – Vehicles coming off-lease or in Rental with useful life remaining are redeployed in the Ryder fleet (SCS, or with another Lease customer). Redeployments exclude units transferred into the Rental product line. Extensions – Ryder re-prices lease contract and extends maturity date. Early terminations – Customer elects to terminate lease prior to maturity. Depending on the remaining useful life, the vehicle may be redeployed in the Ryder fleet (Commercial Rental, SCS, other Lease customer) or sold by Ryder. 32

© 2015 Ryder System, Inc. All Rights Reserved. Non-GAAP Financial Measures 33 ► This presentation includes “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. ► Specifically, the following non-GAAP financial measures are included in this presentation: Non-GAAP Financial Measure Comparable GAAP Measure Reconciliation & Additional Information Presented on Slide Titled Page Operating Revenue Growth ex-Foreign Exchange Operating Revenue Total Revenue Total Revenue Foreign Exchange Impact on Operating Revenue Growth Key Financial Statistics 34 5-6 Comparable Earnings / Comparable EPS Earnings / EPS from Continuing Operations Earnings and EPS from Continuing Operations Reconciliation 35 Comparable Earnings Before Income Tax / Comparable Tax Rate Earnings Before Income Tax / Tax Rate Earnings and Tax Rate from Continuing Operations Reconciliation 36 Comparable EPS Forecast EPS Forecast EPS Forecast – Continuing Operations 18 Adjusted Return on Capital Net Earnings / Total Capital Adjusted Return on Capital Reconciliation 37-38 Total Cash Generated / Free Cash Flow Cash Provided by Operating Activities Cash Flow from Continuing Operations 13 FMS Operating Revenue / DTS Operating Revenue / SCS Operating Revenue FMS Total Revenue / DTS Total Revenue / SCS Total Revenue Fleet Management Solutions (FMS) / Dedicated Transportation Solutions (DTS) / Supply Chain Solutions (SCS) 22-27

© 2015 Ryder System, Inc. All Rights Reserved. 34 Foreign Exchange Impact on Operating Revenue Growth Third Quarter Year-To-Date YOY Growth Fx Impact (1) YOY Growth excl Fx YOY Growth Fx Impact (1) YOY Growth excl Fx Operating Revenue 6% (2)% 8% 6% (2)% 8% FMS Operating Revenue 6% (2)% 8% 5% (2)% 7% Full Service Lease Revenue 6% (2)% 8% 5% (2)% 7% Commercial Rental Revenue 7% (2)% 9% 8% (2)% 10% SCS Operating Revenue 5% (4)% 9% 5% (3)% 8% (1) Foreign exchange impact was calculated by dividing the results for the current and prior year periods by the exchange rates in effect on September 30, 2014, which was the last day of the prior year period, rather than the actual exchange rates in effect as of September 30, 2015.

Earnings and EPS from Continuing Operations Reconciliation

($ Millions or $ Earnings Per Share)

	3Q15 Earnings	3Q15 EPS	3Q14 Earnings	3Q14 EPS
Reported	$ 90.8	$ 1.70	$ 84.0	$ 1.58
Non-operating pension costs	2.7	0.05	1.4	0.03
Pension settlement adjustment	(0.3)	(0.01)	0.8	0.01
Acquisition transaction costs	-	-	0.4	0.01
Comparable [1]	$ 93.3	$ 1.74	$ 86.5	$ 1.63

	YTD15 Earnings	YTD15 EPS	YTD14 Earnings	YTD14 EPS
Reported	$ 230.1	$ 4.31	$ 208.7	$ 3.92
Non-operating pension costs	8.2	0.15	4.0	0.07
Professional fees	2.4	0.04	-	-
Pension settlement adjustment	(0.3)	(0.01)	0.8	0.01
Tax law change	(1.9)	(0.03)	(1.8)	(0.03)
Acquisition transaction costs	-	-	0.4	0.01
Comparable [1]	$ 238.5	$ 4.47	$ 212.2	$ 3.98

(1) The company uses Comparable Earnings and Comparable Earnings per Share (EPS) from Continuing Operations, both non-GAAP financial measures, which provide useful information to investors and allow for better year over year comparison of operating performance because they exclude from Earnings and EPS from Continuing Operations non-operating pension costs, which we consider to be costs outside of the operational performance of the business and can significantly change from year to year. Comparable Earnings and Comparable EPS also exclude other significant items that are not representative of our ongoing business operations and allow for better year over year comparison.

© 2015 Ryder System, Inc.
All Rights Reserved.

FLEET MANAGEMENT | DEDICATED TRANSPORTATION | SUPPLY CHAIN SOLUTIONS

Ryder Ever better.

35

EBT and Tax Rate from Continuing Operations Reconciliation

($ Millions or $ Earnings Per Share)

	3Q15 EBT	3Q15 Tax	3Q15 Tax Rate	YTD15 EBT	YTD15 Tax	YTD15 Tax Rate
Reported	$ 139.9	$ 49.1	35.1%	$ 357.5	$ 127.5	35.7%
Non-operating pension costs	4.8	2.1		14.4	6.2	
Professional fees	0.1	-		3.8	1.4	
Pension settlement adjustments	(0.5)	(0.2)		(0.5)	(0.2)	
Tax law change	-	-		-	1.9	
Comparable [(1)]	$ 144.2	$ 51.0	35.3%	$ 375.2	$ 136.7	36.4%

	3Q14 EBT	3Q14 Tax	3Q14 Tax Rate	YTD14 EBT	YTD14 Tax	YTD14 Tax Rate
Reported	$ 129.6	$ 45.7	35.3%	$ 324.7	$ 116.0	35.7%
Non-operating pension costs	2.5	1.1		7.3	3.3	
Pension settlement adjustments	1.3	0.5		1.3	0.5	
Tax law change	-	-		-	1.8	
Acquisition transaction costs	0.6	0.1		0.6	0.1	
Comparable [(1)]	$ 133.9	$ 47.4	35.4%	$ 333.9	$ 121.7	36.4%

(1) The company uses Comparable Earnings Before Income Tax (EBT) and Comparable Tax Rate from Continuing Operations, both non-GAAP financial measures, which provide useful information to investors and allow for better year over year comparison of operating performance because they exclude from EBT and Tax Rate from Continuing Operations non-operating pension costs, which we consider to be costs outside of the operational performance of the business and can significantly change from year to year. Comparable EBT and Comparable Tax Rate also exclude other significant items that are not representative of our ongoing business operations and allow for better year over year comparison.

© 2015 Ryder System, Inc.
All Rights Reserved.

FLEET MANAGEMENT | DEDICATED TRANSPORTATION | SUPPLY CHAIN SOLUTIONS

Ryder Ever better.

36

Appendix: Non-GAAP Financial Measures

Adjusted Return on Capital Reconciliation

($ Millions)

	2005	2006	2007	2008	2009
Net earnings [1]	$ 227	$ 249	$ 254	$ 200	$ 62
Cumulative effect of change in accounting principle	2	-	-	-	-
Restructuring and other charges, net and other items	(2)	-	1	70	30
Income taxes	129	144	152	150	54
Adjusted earnings before income taxes	357	393	407	420	146
Adjusted interest expense [2]	127	149	169	165	150
Adjusted income taxes [3]	(186)	(207)	(220)	(230)	(122)
Adjusted net earnings	$ 298	$ 332	$ 356	$ 355	$ 174
Average total debt[4]	$ 2,148	$ 2,480	$ 2,848	$ 2,882	$ 2,692
Average off-balance sheet debt[4]	148	99	150	171	142
Average total shareholders' equity[4]	1,555	1,610	1,791	1,778	1,396
Average adjustments to shareholders' equity [5]	(5)	(5)	1	10	16
Adjusted average total capital	$ 3,846	$ 4,184	$ 4,789	$ 4,841	$ 4,245
Adjusted return on capital	7.8%	7.9%	7.4%	7.3%	4.1%

(1) Earnings calculated based on a 12-month rolling period.
(2) Interest expense includes interest for on and off-balance sheet vehicle obligations.
(3) Income taxes were calculated by excluding taxes related to comparable earnings items and interest expense.
(4) The average is calculated based on the average GAAP balances.
(5) Represents comparable earnings items for those periods.

© 2015 Ryder System, Inc.
All Rights Reserved.

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Appendix: Non-GAAP Financial Measures

($ Millions)

Adjusted Return on Capital Reconciliation

	2010	2011	2012	2013	2014	3Q14	3Q15
Net Earnings [(1)]	$ 118	$ 170	$ 210	$ 238	$ 218	$ 272	$ 240
Restructuring and Other Charges, Net and Other Items	6	6	17	(2)	115	3	116
Income Taxes	61	108	91	126	118	147	130
Adjusted Earnings Before Income Taxes	185	284	318	363	451	423	486
Adjusted Interest Expense [(2)]	133	135	144	141	145	143	152
Adjusted Income Taxes [(3)]	(124)	(157)	(167)	(177)	(214)	(198)	(229)
Adjusted Net Earnings	$ 194	$ 262	$ 295	$ 327	$ 383	$ 367	$ 409
Average Total Debt [(4)]	$ 2,512	$ 3,079	$ 3,778	$ 4,015	$ 4,653	$ 4,516	$ 4,989
Average Off-Balance Sheet Debt [(4)]	114	78	2	1	2	2	2
Average Total Shareholders' Equity [(4)]	1,402	1,428	1,406	1,594	1,926	1,895	1,878
Average Adjustments to Shareholders' Equity [(5)]	2	4	(3)	(2)	8	(1)	18
Adjusted Average Total Capital	$ 4,030	$ 4,588	$ 5,182	$ 5,608	$ 6,589	$ 6,411	$ 6,887
Adjusted Return on Capital	4.8%	5.7%	5.7%	5.8%	5.8%	5.7%	5.9%

(1) Earnings calculated based on a 12-month rolling period.
(2) Interest expense includes interest for on and off-balance sheet vehicle obligations.
(3) Income taxes were calculated by excluding taxes related to comparable earnings items and interest expense.
(4) The average is calculated based on the average GAAP balances.
(5) Represents comparable earnings items for those periods.

© 2015 Ryder System, Inc.
All Rights Reserved.

FLEET MANAGEMENT | DEDICATED TRANSPORTATION | SUPPLY CHAIN SOLUTIONS

Ryder Ever better.

38

© 2015 Ryder System, Inc. All Rights Reserved.